Exhibit 99.2

For Immediate Release
May 1, 2018

The Carlyle Group Announces First Quarter 2018 Financial Results

•	U.S. GAAP results included net income attributable to The Carlyle Group L.P. common unitholders of $34 million, or $0.30 per common unit on a diluted basis, for Q1 2018

•	Economic Income of $169 million on a pre-tax basis and Economic Net Income of $0.47 per Adjusted Unit on a post-tax basis in Q1 2018, driven by 3% carry fund portfolio appreciation

•	Distributable Earnings of $139 million on a pre-tax basis for Q1 2018 and $0.36 per common unit on a post-tax basis in Q1 2018

•	Declared a quarterly distribution of $0.27 per common unit for Q1 2018

•	Net accrued performance revenues of $1.8 billion as of Q1 2018, up 4% from year end 2017

•	$5.6 billion in realized proceeds in Q1 2018 and $28.0 billion realized over the last twelve months

•	$4.0 billion of invested capital in Q1 2018 and $21.6 billion invested over the last twelve months

•	$7.7 billion in capital raised in Q1 2018 and $48.0 billion raised over the last twelve months
Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the first quarter ended March 31, 2018.

Carlyle Co-CEOs Kewsong Lee and Glenn Youngkin said, “Carlyle is off to a strong start in 2018. We are benefiting from robust fundraising activity that is driving increased scale in our fund platforms and we remain on track to generate significantly higher Fee Related Earnings by the fourth quarter of 2018. Fund performance remains solid with first quarter carry fund appreciation of 3% substantially exceeding volatile public markets.”

U.S. GAAP results for Q1 2018 included income before provision for income taxes of $126 million, and net income attributable to The Carlyle Group L.P. common unitholders of $34 million, or net income per common unit of $0.30, on a diluted basis. U.S. GAAP results for the twelve months ended March 31, 2018 included income before provision for income taxes of $930 million and net income attributable to The Carlyle Group L.P. common unitholders of $189 million. Total balance sheet assets were $13 billion as of March 31, 2018.

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New U.S. GAAP Guidance for Revenue Recognition
Effective January 1, 2018, Carlyle adopted new U.S. GAAP revenue recognition guidance and implemented a change in accounting principle related to performance allocations (commonly known as “performance fees” or “carried interest”). This resulted in no material change to Carlyle’s GAAP or non-GAAP earnings. In connection with the adoption and change in accounting principle, Carlyle now accounts for performance allocations under the GAAP guidance for equity method investments, presents performance allocations as a component of investment income, and presents certain incentive fee arrangements separately in our results. All prior periods have been conformed for these changes.

Distributions
The Board of Directors has declared a quarterly distribution of $0.27 per common unit to holders of record at the close of business on May 11, 2018, payable on May 17, 2018.

The Board of Directors has declared a quarterly distribution of $0.367188 per preferred unit to preferred unitholders of record at the close of business on June 1, 2018, payable on June 15, 2018.
Distribution Policy
It is Carlyle’s intention to cause Carlyle Holdings to make quarterly distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, that will enable The Carlyle Group L.P. to pay a quarterly distribution of approximately 75% of Distributable Earnings Attributable to Common Unitholders for the quarter. Carlyle’s general partner may adjust the distribution for amounts determined to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its funds or to comply with applicable law or any of its financing agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and distributions to unitholders for any ensuing quarter. The amount to be distributed could also be adjusted upward in any one quarter. The declaration and payment of any distributions is at the sole discretion of Carlyle’s general partner, which may change or eliminate the distribution policy at any time.

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Carlyle Consolidated GAAP Results

The Carlyle Group L.P.
Summary U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended					LTM
	Mar 31, 2017 *	Jun 30, 2017 *	Sep 30, 2017 *	Dec 31, 2017 *	Mar 31, 2018	Mar 31, 2018
	(Dollars in millions, except per unit data)
Revenues
Fund management fees	$246.3	$238.8	$262.5	$279.3	$264.5	$1,045.1
Incentive fees	5.6	11.1	10.4	8.2	6.3	36.0
Investment income, including performance allocations	722.3	591.5	312.4	664.4	362.2	1,930.5
Revenue from consolidated entities	135.5	5.6	44.7	45.1	47.3	142.7
All other revenues	10.4	61.4	9.9	10.8	22.5	104.6
Total revenues	1,120.1	908.4	639.9	1,007.8	702.8	3,258.9

Expenses
Base compensation	146.0	151.0	174.1	181.6	187.3	694.0
Equity-based compensation	72.8	88.0	81.0	78.5	84.9	332.4
Performance allocations and incentive fee related compensation	317.1	257.1	137.6	276.5	158.0	829.2
General, administrative and other expenses	93.8	95.8	(18.7)	105.9	95.0	278.0
Expenses from consolidated entities and loss on deconsolidation of Urbplan	164.8	96.9	101.7	36.7	35.9	271.2
Interest and other non-operating expenses (income)	15.0	16.6	16.9	(54.4)	18.2	(2.7)
Total expenses	809.5	705.4	492.6	624.8	579.3	2,402.1

Net investment gains of consolidated funds	17.1	40.7	18.6	12.0	2.0	73.3
Income before provision for income taxes	327.7	243.7	165.9	395.0	125.5	930.1
Provision (benefit) for income taxes	5.8	13.2	(1.3)	107.2	7.8	126.9
Net income	321.9	230.5	167.2	287.8	117.7	803.2
Net income attributable to non-controlling interests in consolidated entities	3.3	16.5	27.6	25.1	11.0	80.2
Net income attributable to Carlyle Holdings	318.6	214.0	139.6	262.7	106.7	723.0
Net income attributable to non-controlling interests in Carlyle Holdings	235.6	156.4	95.0	203.8	67.0	522.2
Net income attributable to The Carlyle Group L.P.	83.0	57.6	44.6	58.9	39.7	200.8
Net income attributable to Series A Preferred Unitholders	—	—	—	6.0	5.9	11.9
Net income attributable to The Carlyle Group L.P. Common Unitholders	$83.0	$57.6	$44.6	$52.9	33.8	$188.9

Net income attributable to The Carlyle Group L.P. per common unit
Basic	$0.97	$0.65	$0.47	$0.53	$0.34	$1.97
Diluted	$0.90	$0.59	$0.43	$0.49	$0.30	$1.80

* Amounts included in "Incentive fees" and "Investment income, including performance allocations" have been reclassified in accordance with our adoption of ASU 2014-9, Revenue from Contracts with Customers (Topic 606), and our change in accounting principle related to performance allocations (commonly known as "performance fees" or "carried interest") implemented on January 1, 2018.

Income before provision for income taxes(1) was $126 million for Q1 2018, compared to $328 million for Q1 2017. The decrease in income before provision for income taxes in Q1 2018 compared to Q1 2017 was primarily due to a $201 million decrease in investment income, including performance allocations, net of performance allocations and incentive fee related compensation.

Net income attributable to The Carlyle Group L.P. Common Unitholders was $34 million, or $0.30 per common unit on a diluted basis for Q1 2018, compared to $83 million, or $0.90 per common unit on a diluted basis for Q1 2017.

(1) Income before provision for income taxes is the GAAP measure that is most directly comparable to both Economic Income (EI) and Distributable Earnings, both of which management uses to measure the performance of the business.  In most periods, income before provision for income taxes will be lower than EI principally due to excluding from EI equity compensation from awards issued in conjunction with the initial public offering, acquisitions and strategic investments, as well as other acquisition-related charges, including amortization of intangibles and impairment, corporate actions, and infrequently occurring or unusual events.  In periods of positive earnings, net income attributable to The Carlyle Group L.P. Common Unitholders typically will be lower than EI as net income attributable to The Carlyle Group L.P. Common Unitholders only includes the portion of earnings (approximately 30% before taxes as of March 31, 2018) that is attributable to the public unitholders whereas the calculation of EI reflects the adjusted earnings attributable to all unitholders.  A full reconciliation is included on page 34. See "Non-GAAP Financial Information and Other Key Terms" for additional information.

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Non-GAAP Operating Results

Carlyle Group Summary ($ in millions, except unit and per unit amounts)

							LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018		Q2 17 - Q1 18	QoQ	YoY	LTM

Economic Income	$400.1	$300.1	$202.7	$366.4	$169.0		$1,038.2	(54)%	(58)%	68%

Fee-Related Earnings	37.1	20.2	108.0	26.7	28.2		183.1	6%	(24)%	665%

Net Performance Revenues	394.1	299.4	147.0	337.3	160.0		943.7	(53)%	(59)%	32%

Realized Net Performance Revenues	35.3	182.1	216.9	118.3	103.1		620.4	(13)%	192%	5%

Distributable Earnings	55.4	198.9	259.9	155.8	138.9		753.5	(11)%	151%	30%

Economic Income, Tax and Per Unit Information

Economic Income	$400.1	$300.1	$202.7	$366.4	$169.0		$1,038.2

Less (Add): Provision (Benefit) for income taxes (1)	35.5	25.3	10.4	13.2	2.1		51.0
Less: Preferred unit distributions	—	—	—	6.0	5.9		11.9

Economic Net Income (after taxes)	$364.6	$274.8	$192.3	$347.2	$161.0		$975.3

Adjusted Units (in millions)	333.7	337.5	342.8	343.5	345.9	(2)	342.2

Economic Net Income (after taxes and preferred unit distributions) per Adjusted Unit	$1.09	$0.81	$0.56	$1.01	$0.47		$2.85

Distributable Earnings, Tax and Per Unit Information

Distributable Earnings	$55.4	$198.9	$259.9	$155.8	$138.9		$753.5

Less: Estimated foreign, state, and local taxes (3)	6.8	5.6	5.4	5.0	7.7		23.7
Less: Preferred unit distributions	—	—	—	6.0	5.9		11.9

Distributable Earnings (after taxes and preferred unit distributions)	$48.6	$193.3	$254.5	$144.8	$125.3		$717.9

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$13.0	$55.6	$74.7	$43.3	$38.5		$212.1

Less: Estimated current corporate income taxes (4)	1.5	1.8	1.4	(0.5)	1.1		3.8

Distributable Earnings Attributable to Common Unitholders	$11.5	$53.8	$73.3	$43.8	$37.4		$208.3

Units in public float (in millions)	88.1	96.2	98.3	100.5	103.7	(5)	98.7

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.13	$0.56	$0.75	$0.44	$0.36		$2.11

Distribution per common unit	$0.10	$0.42	$0.56	$0.33	$0.27		$1.58

Note: Totals may not sum due to rounding.

(1) Represents the implied provision for income taxes that was calculated using a similar methodology as that used in calculating the provision for income taxes for The Carlyle Group L.P., without any reduction for non-controlling interests and without the impact of the Tax Cuts and Jobs Act of 2017.
(2) For information regarding our calculation of Adjusted Units as of March 31, 2018, please see page 35.
(3) Represents the implied provision for current income taxes that was calculated using a similar methodology as that used in calculating the provision for current income taxes for The Carlyle Group L.P., without any reduction for non-controlling interests.
(4) Represents current corporate income taxes payable on Distributable Earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.
(5) Includes 2,346,751 common units that will be issued in May 2018 in connection with the vesting of deferred restricted common units. For purposes of this calculation, these common units have been added to the common units outstanding as of March 31, 2018 because they will participate in the unitholder distribution that will be paid on the common units in May 2018.

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Carry Fund Appreciation and Net Accrued Performance Revenues
Carlyle's carry fund portfolio appreciated 3% during Q1 2018 and 17% over the past twelve months. Carlyle's private carry fund portfolio appreciated 4% and the public carry fund portfolio remained flat during Q1 2018, in both cases excluding Investment Solutions. As of March 31, public positions accounted for 14% of remaining fair value in our Corporate Private Equity, Real Assets and Global Credit carry funds. Carry fund valuations for Q1 2018 were positively impacted by strength in our Europe Buyout (CEP III and IV), U.S. Buyout (CP V and VI), Europe Technology (CETP III), and in U.S. Real Estate (CRP VII) and in the NGP Energy (NGP XI) funds, among others. Funds with high concentrations of public positions negatively impacted overall portfolio performance. The Net Accrued Performance Revenues balance increased 4% during the quarter to $1.8 billion, and increased 25% over the LTM.

						LTM	Net Accrued Performance Revenues
Fund Valuations ($ in millions)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2017 - Q1 2018	Q1 2018
Overall Carry Fund Appreciation/(Depreciation) (1)	6%	5%	3%	5%	3%	17%

Corporate Private Equity (2)	9%	8%	4%	8%	4%	25%	$1,189
Buyout	9%	9%	3%	8%	4%	26%	$1,143
Growth Capital	7%	4%	6%	6%	2%	18%	$47

Real Assets (2)	5%	6%	2%	4%	2%	14%	$485
Real Estate	5%	6%	3%	3%	1%	12%	$303
Natural Resources (3)	7%	6%	5%	8%	2%	23%	$198
Legacy Energy	3%	4%	(3)%	2%	2%	5%	$(16)

Global Credit Carry Funds (2)	7%	0%	0%	1%	2%	5%	$29

Investment Solutions Carry Funds (2)	3%	1%	3%	3%	4%	10%	$87

Net Accrued Performance Revenues							$1,790

Note: The sum of quarters may not equal LTM.
(1) Appreciation/(Depreciation) represents unrealized gain/(loss) for the period on a total return basis before fees and expenses. The percentage of return is calculated as: ending remaining investment fair market value plus net investment outflow (sales proceeds minus net purchases) minus beginning remaining investment fair market value divided by beginning remaining investment fair market value. Fund only, does not include co-investment.
(2) We generally earn performance revenues from our carry funds representing a 20% allocation of profits generated on third-party capital, and on which the general partner receives a special residual allocation of income from limited partners, which we refer to as performance allocations, or carried interest, in the event that specified investment returns are achieved by the fund. Disclosures referring to carry funds also include the impact of certain commitments that do not earn carried interest, but are either part of, or associated with our carry funds. The rate of carried interest, as well as the share of carried interest allocated to Carlyle, may vary across the carry fund platform. See "Non-GAAP Financial Information and Other Key Terms" for more information.
(3) Natural Resources is comprised of NGP, infrastructure, power and international energy funds.
(4) Other primarily reflects the impact of foreign exchange translation.

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Carlyle All Segment Results

•
Economic Income was $169 million in Q1 2018, driven by 3% carry fund appreciation in the quarter. Economic Income for the LTM of $1.0 billion increased 68% compared to the prior LTM, supported by 17% appreciation in our carry funds.

•
Distributable Earnings of $139 million in Q1 2018 were more than double Q1 2017, and included $28 million in Fee Related Earnings and $103 million in realized net performance revenues. We expect full year 2018 realized net performance revenues to be lower than full year 2017. DE per common unit was $0.36 for Q1 2018.

•
Fee Related Earnings were $28 million in Q1 2018. Q1 2018 management fees of $288 million increased 12% versus Q1 2017 as Fee Earning Assets Under Management increased. Q1 2018 fundraising expenses were $19 million compared to $7 million in Q1 2017, and are included in indirect compensation expense for our internal costs and in general and administrative expenses for our external costs.

•
Total Assets Under Management (“AUM”) of $201.5 billion increased 24% compared to Q1 2017 through a combination of $48.0 billion in fundraising and $15.4 billion in market appreciation, partially offset by $28.0 billion in realized proceeds to fund investors.

•
Fee-Earning AUM of $125.8 billion increased 9% from Q1 2017. As of Q1 2018, there was $27.1 billion in pending Fee-Earning AUM that will turn on fees either through the activation of the underlying fund or additional capital deployment.

Business Drivers

$ in billions, unless noted		Q1 2017	Q1 2018	Prior LTM	LTM

Fundraising		$3.0	$7.7	$11.1	$48.0

Invested Capital[1]		4.4	4.0	17.1	21.6

Realized Proceeds[1]		3.6	5.6	28.5	28.0

Carry Fund Appreciation[1]		6%	3%	18%	17%

Financial Metrics

$ in millions		Q1 2017	Q1 2018	Prior LTM	LTM

	Fee Related Earnings (FRE)	$37	$28	$7	$183

+	Realized Net Performance Revenues	35	103	591	620

+	Realized Principal Investment Income/(Loss)	(5)	19	32	(2)

+	Net Interest	(12)	(11)	(51)	(48)

=	Distributable Earnings (DE)	$55	$139	$579	$754

	Fee Related Earnings (FRE)	$37	$28	$7	$183

+	Net Performance Revenues	394	160	713	944

+	Principal Investment Income/(Loss)	11	30	67	66

–	Equity-based Compensation	30	38	118	132

–	Net Interest	12	11	51	48

–	Other[2]	—	—	—	(25)

=	Economic Income	$400	$169	$618	$1,038

Note: LTM, or last twelve months, refers to the period Q2 2017 through Q1 2018. Prior LTM, or the prior rolling 12-month period, refers to the period Q2 2016 through Q1 2017.
(1) For carry funds only.
(2) Includes a $(25) million reduction to the reserve for ongoing litigation and contingencies taken in Q3 2017, which was allocated to the segments in the following manner: Corporate Private Equity ($(13) million), Real Assets ($(6) million), Global Credit ($(4) million) and Investment Solutions ($(2) million).

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Corporate Private Equity (CPE)

•	Corporate Private Equity carry funds appreciated 4% in the quarter, driving Net Performance Revenues of $136 million.

•	Economic Income was $114 million in Q1 2018 and $696 million for the LTM, an increase of 37% over the prior LTM.

•
Fee Related Earnings were $(13) million in Q1 2018, with the loss primarily attributable to an increase in compensation costs in advance of the activation of management fees on $22 billion in pending Fee Earning Assets Under Management. We expect to activate fees on our latest vintage U.S. Buyout fund (CP VII) later in Q2 2018, and fees on our latest vintage Asia Buyout fund (CAP V) in the second half of 2018. In addition, there were $9 million of fundraising expenses in Q1 2018 that impacted results, compared to $1 million in Q1 2017.

•
Distributable Earnings of $87 million in Q1 2018 reflected $97 million in Realized Net Performance Revenues, $8 million in Realized Principal Investment Income and the $(13) million loss in Fee Related Earnings. Realizations of $2.7 billion in Q1 2018 were more than double the level in Q1 2017. Realized Net Performance Revenues of $97 million increased versus Q1 2017 on a higher level of realizations.

•
Invested $0.7 billion in Q1 2018 into 15 new and follow-on investments. As of the end of Q1 2018, CPE had announced $4.6 billion of new investments that are expected to close over the next few quarters. During the first quarter, notable new completed transactions in CPE included DiscoverOrg (CP VI) and CFGI (FIG III).

•
Assets Under Management reached a record $75.0 billion and increased 42% compared to Q1 2017, positively impacted by $24.3 billion in fundraising, $8.5 billion in market appreciation, and partially offset by $12.7 billion in realized proceeds.

Business Drivers

$ in billions, unless noted	Q1 2017	Q1 2018	Prior LTM	LTM

Fundraising	$0.2	$3.9	$0.8	$24.3

Invested Capital[1]	2.5	0.7	7.1	9.3

Realized Proceeds[1]	1.1	2.7	13.5	12.7

Carry Fund Appreciation[1]	9%	4%	18%	25%

Financial Metrics

$ in millions	Q1 2017	Q1 2018	Prior LTM	LTM

Fund Management Fees	$116	$114	$487	$469

Realized Net Performance Revenues	25	97	546	531
Net Performance Revenues	313	136	447	701

Realized Principal Investment Income	—	8	56	33
Principal Investment Income	6	15	57	72

Fee Related Earnings (FRE)	$16	$(13)	$93	$(3)

Distributable Earnings (DE)	$35	$87	$670	$539

Economic Income	$313	$114	$505	$696

(1) For carry funds only.
Note: Totals may not sum due to rounding.

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Real Assets

•	Real Assets carry funds appreciated 2% in the quarter, driving Net Performance Revenues of $11 million.

•
Economic Income was $31 million in Q1 2018 and $187 million for the LTM, driven by strong appreciation as well as growth in Fee Related Earnings. During the quarter, recent vintage U.S. Real Estate funds posted solid performance, while older vintage funds with exposure to public markets depreciated. Our latest vintage International Energy and the NGP energy carry funds both posted strong appreciation in Q1 2018.

•
Fee Related Earnings were $24 million in Q1 2018, nearly triple the $9 million in Q1 2017 as Fund Management Fees increased 33% due to new capital raised, primarily in the latest vintage U.S. Real Estate and NGP carry funds.

•
Distributable Earnings were $33 million in Q1 2018 and $54 million in the LTM. Realized Net Performance Revenues were $4 million in Q1 2018. While realized proceeds of $1.1 billion in Q1 2018 were higher than $0.6 billion in the prior year, we did not realize carry on exits in several newer vintage carry funds.

•	Invested $1.9 billion in the quarter, more than double the amount of Q1 2017. During Q1 2018, Natural Resources invested a record $1.4 billion while Real Estate invested $0.5 billion.

•
Assets Under Management of $44.0 billion increased 24% compared to Q1 2017, largely driven by $10.5 billion in fundraising and $2.9 billion in market appreciation, partially offset by $5.0 billion in realized proceeds. Fundraising of $1.3 billion in Q1 2018 included closes in the latest vintage NGP carry fund and co-investment vehicle, U.S. Real Estate carry funds and the new European Real Estate carry fund.

Business Drivers

$ in billions, unless noted	Q1 2017	Q1 2018	Prior LTM	LTM

Fundraising	$1.0	$1.3	$2.0	$10.5

Invested Capital[1]	0.7	1.9	5.2	5.6

Realized Proceeds[1]	0.6	1.1	5.4	5.0

Carry Fund Appreciation[1]	5%	2%	23%	14%

Financial Metrics

$ in millions	Q1 2017	Q1 2018	Prior LTM	LTM

Fund Management Fees	$56	$74	$242	$282

Realized Net Performance Revenues	7	4	21	48
Net Performance Revenues	66	11	220	188

Realized Principal Investment Income/(Loss)	(8)	8	(31)	(47)
Principal Investment Income/(Loss)	(3)	9	(20)	(25)

Fee Related Earnings (FRE)	$9	$24	$57	$67

Distributable Earnings (DE)	$4	$33	$33	$54

Economic Income	$59	$31	$214	$187

(1) For carry funds only.
Note: Totals may not sum due to rounding.

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Global Credit

•	Economic Income was $8 million in Q1 2018 and $99 million for the LTM. Global Credit carry funds appreciated 2% in the quarter and 5% for LTM 2018.

•	Fee Related Earnings were $9 million in Q1 2018 and $88 million for the LTM. Q1 2018 Fund Management Fees of $59 million increased 22% year over year on higher Fee-Earning AUM.

•	Distributable Earnings of $10 million in Q1 2018 included Fee Related Earnings and $1 million of Realized Net Performance Revenue from our carry funds.

•
Invested $0.4 billion in Global Credit carry funds in the quarter and $2.2 billion for the LTM. Direct lending originated gross new loans of approximately $350 million in the quarter and approximately $2.0 billion for the LTM. Our structured credit team raised CLO par value of $0.7 billion in the quarter and $4.9 billion for the LTM.

•
Assets Under Management of $33.8 billion increased 15% compared to Q1 2017, largely driven by $7.1 billion of fundraising and $0.9 billion from the positive impact of foreign exchange translation, and was partially offset by $0.7 billion in realized proceeds. Q1 2018 fundraising of $0.8 billion included one new CLO and several CLO resets, as well as additional capital raised for our Direct Lending business. Fee-Earning AUM of $27.8 billion increased 14% compared to Q1 2017.

Business Drivers

$ in billions, unless noted	Q1 2017	Q1 2018	Prior LTM	LTM

Fundraising	$0.4	$0.8	$4.4	$7.1

Invested Capital[1]	0.3	0.4	0.9	2.2

Realized Proceeds[1]	0.1	0.2	0.5	0.7

Carry Fund Appreciation[1]	7%	2%	8%	5%

Financial Metrics

$ in millions	Q1 2017	Q1 2018	Prior LTM	LTM

Fund Management Fees	$48	$59	$193	$202

Realized Net Performance Revenues	3	1	21	38
Net Performance Revenues	11	2	28	23

Realized Principal Investment Income	2	3	7	12
Principal Investment Income	7	5	28	15

Fee Related Earnings (FRE)	$4	$9	$(172)	$88

Distributable Earnings (DE)	$8	$10	$(150)	$129

Economic Income	$15	$8	$(138)	$99

(1) For carry funds only.
Note: Totals may not sum due to rounding.

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Investment Solutions

•	Investment Solutions carry funds appreciated 4% in the quarter. Excluding the impact of foreign exchange translation, Investment Solutions carry funds appreciated 5% in Q1 2018 and 20% over the LTM.

•
Economic Income was $16 million in Q1 2018 and $56 million for the LTM. Fund appreciation drove record quarterly Net Performance Revenues of $11 million in Q1 2018. Net accrued performance revenue of $87 million increased 85% compared to Q1 2017 due to strong underlying fund performance as well as an increasing share of AlpInvest performance revenues that are now accruing to Carlyle's benefit as funds launched since our acquisition of AlpInvest in 2011 are increasingly moving into accrued carry.

•	Fee Related Earnings were $8 million in Q1 2018 and were $31 million over the LTM. Fund Management Fees in Q1 2018 increased 13% as Fee-Earning AUM increased 16% compared to Q1 2017.

•	Distributable Earnings were $9 million in Q1 2018 and $31 million for the LTM, with LTM Distributable Earnings up 21% compared to the prior LTM.

•	Invested $1.0 billion in Investment Solutions carry funds during Q1 2018, slightly higher than Q1 2017.

•
Assets Under Management of $48.7 billion increased 11% compared to Q1 2017, largely attributable to $6.1 billion in fundraising, $3.9 billion in market appreciation and $4.8 billion from the positive impact of foreign exchange, and partially offset by $9.5 billion in realized proceeds. First quarter fundraising of $1.7 billion included closings in AlpInvest's primary and secondary funds and vehicles, and new commitments to Metropolitan Real Estate's primary and secondary funds vehicles. Fee-Earning AUM of $30.5 billion was up 16% compared to Q1 2017.

Business Drivers

$ in billions, unless noted	Q1 2017	Q1 2018	Prior LTM	LTM

Fundraising[1]	$1.4	$1.7	$3.9	$6.1

Invested Capital[2]	0.9	1.0	3.8	4.5

Realized Proceeds[2]	1.9	1.7	9.1	9.5

Carry Fund Appreciation[2]	3%	4%	15%	10%

Financial Metrics

$ in millions	Q1 2017	Q1 2018	Prior LTM	LTM

Fund Management Fees	$36	$40	$140	$159

Realized Net Performance Revenues	1	2	2	4
Net Performance Revenues	5	11	17	32

Realized Principal Investment Income/(Loss)	—	—	—	—
Principal Investment Income	1	1	2	4

Fee Related Earnings (FRE)	$9	$8	$28	$31

Distributable Earnings (DE)	$9	$9	$25	$31

Economic Income	$12	$16	$36	$56

(1) Fundraising excludes acquisitions.
(2) For carry funds only.
(3) Includes Mezzanine funds.

Note: Totals may not sum due to rounding.

Page | 10

Fund Activity Metrics ($ billions)

By Quarter	By Sub-segment

Fundraising

Invested Capital [1]

Realized Proceeds [1]

Note: Totals may not sum due to rounding.
(1) Invested Capital and Realized Proceeds reflect carry funds only.

Page | 11

Total Assets Under Management

Assets Under Management of $201 billion increased 24% compared to $162 billion in Q1 2017. The remaining fair value of $73 billion in our Corporate Private Equity, Real Assets and Global Credit carry funds was up 20% compared to Q1 2017.

		vs. Last Quarter		vs. One Year Ago
$ in billions, unless noted	Q1 2018	Q4 2017%		Q1 2017%

Corporate Private Equity	75.0	72.6	3%	53.0	41%
Real Assets	44.0	42.9	3%	35.6	24%
Global Credit	33.8	33.3	1%	29.4	15%
Investment Solutions	48.7	46.3	5%	44.0	11%
Total	201.5	195.1	3%	161.9	24%

Note: Data as of March 31, 2018. Totals may not sum due to rounding. For definitions of AUM roll forward components, see footnotes on page 22.
(1) Primarily comprised of expiring dry powder, the impact of capital calls for fees and expenses and changes in gross asset value for our business development companies.
(2) Available capital refers to the amount of capital commitments available to be called for investments, which may be reduced for equity invested that is funded via fund credit facility and expected to be called from investors at a later date, plus any additional assets/liabilities at the fund level other than active investments. Amounts previously called may be added back to available capital following certain distributions.
(3) Remaining Fair Value reflects the unrealized carrying value of investments for all carry funds, related co-investment vehicles and separately managed accounts, the aggregate collateral balance of our CLOs and the gross asset value of our business development companies.
(4) The In-Carry Ratio represents percentage of Remaining Fair Value in an accrued carry position.
(5) Reflects the percentage of Remaining Fair Value attributable to investments originated in Q1 2014 or prior. Investments that include follow-on tranches are fully recognized based on the date of the initial investment activity.

Page | 12

Fee Earning Assets Under Management

Fee Earning Assets Under Management of $126 billion increased 9% from Q1 2017. This amount excludes the positive impact of pending Fee Earning Assets Under Management, which was $27 billion as of Q1 2018, up from $22 billion as of Q4 2017. A majority of current pending Fee-Earning AUM is expected to move into Fee-Earning AUM over the next several quarters.

		vs. Last Quarter		vs. One Year Ago
$ in billions, unless noted	Q1 2018	Q4 2017%		Q1 2017%

Corporate Private Equity	35.3	35.6	(1)%	36.9	(4)%
Real Assets	32.1	31.6	2%	27.2	18%
Global Credit	27.8	27.3	2%	24.4	14%
Investment Solutions	30.5	30.2	1%	26.4	16%
Total	125.8	124.6	1%	114.9	9%

Note: As of March 31, 2018.

Balance Sheet Highlights
The amounts presented below exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance revenues, as well as cash and debt associated with Carlyle’s consolidated funds. All data is as of March 31, 2018.

•	Cash and Cash Equivalents and Corporate Treasury Investments(1) of $1.4 billion.

•	On-balance sheet investments attributable to unitholders of $995 million(2), excluding the equity investment by Carlyle in NGP Energy Capital Management.

•
Net accrued performance revenues attributable to unitholders of $1.8 billion. These performance revenues are comprised of $3.7 billion of gross accrued performance revenues, less $0.1 billion in accrued giveback obligation and $1.8 billion in accrued performance allocations and incentive fee compensation and non-controlling interest.

•	Debt obligations, consisting of loans, senior notes, and promissory notes totaling $1.3 billion, exclusive of $0.3 billion of loans used to finance our investments in CLOs.

•	5.875% Series A Preferred Units totaling $387.5 million.

(1) Corporate Treasury Investments represent investments in U.S. Treasury and government agency obligations, commercial paper, certificates of deposit, other investment grade securities and other investments with original maturities of greater than three months when purchased.
(2) Included in our on-balance sheet investments is approximately $312 million of loans attributable to Carlyle Holdings used to finance our investments in CLOs.

Page | 13

Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Tuesday, May 1, 2018, to announce its first quarter 2018 financial results. The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $201 billion of assets under management across 324 investment vehicles as of March 31, 2018. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Credit and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,575 people in 31 offices across six continents.
Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary
Contacts:
Public Market Investor Relations    Media
Daniel Harris    Elizabeth Gill
Phone: +1 (212) 813-4527    Phone: +1 (202) 729-5385
daniel.harris@carlyle.com    elizabeth.gill@carlyle.com

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 15, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Page | 14

The Carlyle Group L.P.
GAAP Statement of Operations (Unaudited)

	Three Months Ended
	Mar 31, 2017 (As Adjusted)	Mar 31, 2018
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$246.3	$264.5
Incentive fees	5.6	6.3
Investment income
Performance allocations
Realized	77.6	220.6
Unrealized	598.4	87.5
Principal investment income (loss)
Realized	(0.2)	27.5
Unrealized	46.5	26.6
Total investment income	722.3	362.2
Interest and other income	10.4	22.5
Interest and other income of Consolidated Funds	42.9	47.3
Revenue of a real estate VIE	92.6	—
Total revenues	1,120.1	702.8

Expenses
Compensation and benefits
Base compensation	146.0	187.3
Equity-based compensation	72.8	84.9
Performance allocations and incentive fee related compensation
Realized	45.8	108.4
Unrealized	271.3	49.6
Total compensation and benefits	535.9	430.2
General, administrative and other expenses	93.8	95.0
Interest	15.0	17.9
Interest and other expenses of Consolidated Funds	45.2	35.9
Interest and other expenses of a real estate VIE	119.6	—
Other non-operating expense	—	0.3
Total expenses	809.5	579.3

Other income
Net investment gains of Consolidated Funds	17.1	2.0

Income before provision for income taxes	327.7	125.5
Provision for income taxes	5.8	7.8
Net income	321.9	117.7
Net income attributable to non-controlling interests in consolidated entities	3.3	11.0
Net income attributable to Carlyle Holdings	318.6	106.7
Net income attributable to non-controlling interests in Carlyle Holdings	235.6	67.0
Net income attributable to The Carlyle Group L.P.	83.0	39.7
Net income attributable to Series A Preferred Unitholders	—	5.9
Net income attributable to The Carlyle Group L.P. Common Unitholders	$83.0	$33.8

Net income attributable to The Carlyle Group L.P. per common unit
Basic	$0.97	$0.34
Diluted	$0.90	$0.30

Weighted-average common units
Basic	85,337,534	100,732,493
Diluted	91,967,452	111,303,988

Page | 15

Total Segment Information (Unaudited)
The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
Total Segment Revenues	Mar 31, 2017	Dec 31, 2017	Mar 31, 2018	Mar 31, 2017	Mar 31, 2018
	(Dollars in millions)
Segment fee revenues
Fund management fees	$255.6	$289.8	$287.5	$1,061.5	$1,112.9
Portfolio advisory fees, net	4.0	3.7	3.6	17.4	16.3
Transaction fees, net	7.7	11.9	3.0	18.6	22.2
Total segment fee revenues	267.3	305.4	294.1	1,097.5	1,151.4
Performance revenues
Realized	83.0	238.6	211.0	1,166.8	1,213.3
Unrealized	631.7	376.9	106.4	151.6	564.3
Total performance revenues	714.7	615.5	317.4	1,318.4	1,777.6
Principal investment income (loss)
Realized	(5.4)	22.4	18.7	32.0	(1.7)
Unrealized	16.0	18.3	10.9	35.3	67.9
Total principal investment income	10.6	40.7	29.6	67.3	66.2
Interest income	3.4	5.5	6.7	10.6	20.0
Other income	5.2	4.0	6.1	14.9	16.3
Total Segment Revenues	$1,001.2	$971.1	$653.9	$2,508.7	$3,031.5

	Three Months Ended			Twelve Months Ended
Total Segment Expenses	Mar 31, 2017	Dec 31, 2017	Mar 31, 2018	Mar 31, 2017	Mar 31, 2018
	(Dollars in millions)
Compensation and benefits
Direct base compensation	$108.3	$120.3	$135.4	$423.6	$491.6
Indirect base compensation	39.0	60.1	53.7	163.4	208.2
Equity-based compensation	30.1	26.7	37.7	118.3	131.5
Performance revenues related compensation
Realized	47.7	120.3	107.9	576.3	592.9
Unrealized	272.9	157.9	49.5	29.6	241.0
Total compensation and benefits	498.0	485.3	384.2	1,311.2	1,665.2
General, administrative and other indirect expenses	80.6	94.4	74.8	489.7	228.1
Depreciation and amortization expense	7.5	7.9	8.1	29.2	31.7
Interest expense	15.0	17.1	17.8	61.1	68.3
Total Segment Expenses	$601.1	$604.7	$484.9	$1,891.2	$1,993.3

	Three Months Ended			Twelve Months Ended
Total Segments	Mar 31, 2017	Dec 31, 2017	Mar 31, 2018	Mar 31, 2017	Mar 31, 2018
	(Dollars in millions)
Total Segment Revenues	$1,001.2	$971.1	$653.9	$2,508.7	$3,031.5
Total Segment Expenses	601.1	604.7	484.9	1,891.2	1,993.3
Economic Income	$400.1	$366.4	$169.0	$617.5	$1,038.2
(-) Net Performance Revenues	394.1	337.3	160.0	712.5	943.7
(-) Principal Investment Income	10.6	40.7	29.6	67.3	66.2
(+) Equity-based compensation	30.1	26.7	37.7	118.3	131.5
(+) Net interest	11.6	11.6	11.1	50.5	48.3
(+) Reserve for Litigation and Contingencies	—	—	—	—	(25.0)
(=) Fee Related Earnings	$37.1	$26.7	$28.2	$6.5	$183.1
(+) Realized Net Performance Revenues	35.3	118.3	103.1	590.5	620.4
(+) Realized Principal Investment Income	(5.4)	22.4	18.7	32.0	(1.7)
(+) Net interest	(11.6)	(11.6)	(11.1)	(50.5)	(48.3)
(=) Distributable Earnings	$55.4	$155.8	$138.9	$578.5	$753.5

Page | 16

Total Segment Information (Unaudited), cont.

	Three Months Ended

Total Segment Revenues	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018
	(Dollars in millions)
Segment fee revenues
Fund management fees	$255.6	$257.2	$278.4	$289.8	$287.5
Portfolio advisory fees, net	4.0	4.9	4.1	3.7	3.6
Transaction fees, net	7.7	1.2	6.1	11.9	3.0
Total segment fee revenues	267.3	263.3	288.6	305.4	294.1
Performance revenues
Realized	83.0	352.7	411.0	238.6	211.0
Unrealized	631.7	206.6	(125.6)	376.9	106.4
Total performance revenues	714.7	559.3	285.4	615.5	317.4
Principal investment income (loss)
Realized	(5.4)	10.6	(53.4)	22.4	18.7
Unrealized	16.0	20.6	18.1	18.3	10.9
Total principal investment income (loss)	10.6	31.2	(35.3)	40.7	29.6
Interest income	3.4	2.4	5.4	5.5	6.7
Other income	5.2	2.8	3.4	4.0	6.1
Total Segment Revenues	$1,001.2	$859.0	$547.5	$971.1	$653.9

	Three Months Ended
Total Segment Expenses	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018
	(Dollars in millions)
Compensation and benefits
Direct base compensation	$108.3	$103.4	$132.5	$120.3	$135.4
Indirect base compensation	39.0	49.6	44.8	60.1	53.7
Equity-based compensation	30.1	36.7	30.4	26.7	37.7
Performance revenues related compensation
Realized	47.7	170.6	194.1	120.3	107.9
Unrealized	272.9	89.3	(55.7)	157.9	49.5
Total compensation and benefits	498.0	449.6	346.1	485.3	384.2
General, administrative and other indirect expenses	80.6	85.4	(26.5)	94.4	74.8
Depreciation and amortization expense	7.5	7.5	8.2	7.9	8.1
Interest expense	15.0	16.4	17.0	17.1	17.8
Total Segment Expenses	$601.1	$558.9	$344.8	$604.7	$484.9

	Three Months Ended

Total Segments	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018
	(Dollars in millions)
Total Segment Revenues	$1,001.2	$859.0	$547.5	$971.1	$653.9
Total Segment Expenses	601.1	558.9	344.8	604.7	484.9
Economic Income	$400.1	$300.1	$202.7	$366.4	$169.0
(-) Net Performance Revenues	394.1	299.4	147.0	337.3	160.0
(-) Principal Investment Income (Loss)	10.6	31.2	(35.3)	40.7	29.6
(+) Equity-based compensation	30.1	36.7	30.4	26.7	37.7
(+) Net interest	11.6	14.0	11.6	11.6	11.1
(+) Reserve for Litigation and Contingencies	—	—	(25.0)	—	—
(=) Fee Related Earnings	$37.1	$20.2	$108.0	$26.7	$28.2
(+) Realized Net Performance Revenues	35.3	182.1	216.9	118.3	103.1
(+) Realized Principal Investment Income (Loss)	(5.4)	10.6	(53.4)	22.4	18.7
(+) Net interest	(11.6)	(14.0)	(11.6)	(11.6)	(11.1)
(=) Distributable Earnings	$55.4	$198.9	$259.9	$155.8	$138.9

Page | 17

 Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended

Corporate Private Equity	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Mar 31, 2017	Mar 31, 2018
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$115.7	$117.7	$118.3	$119.3	$114.1	$487.4	$469.4
Portfolio advisory fees, net	3.8	4.5	3.6	3.3	3.2	15.2	14.6
Transaction fees, net	7.7	1.2	5.3	8.2	0.3	18.6	15.0
Total segment fee revenues	127.2	123.4	127.2	130.8	117.6	521.2	499.0
Performance revenues
Realized	51.3	272.1	345.4	162.7	188.0	985.6	968.2
Unrealized	515.3	142.9	(193.2)	316.6	64.6	(169.1)	330.9
Total performance revenues	566.6	415.0	152.2	479.3	252.6	816.5	1,299.1
Principal investment income (loss)
Realized	0.2	8.9	6.5	9.8	7.9	56.0	33.1
Unrealized	5.5	13.3	4.1	14.1	7.0	0.6	38.5
Total principal investment income (loss)	5.7	22.2	10.6	23.9	14.9	56.6	71.6
Interest income	1.1	0.8	1.8	1.8	2.0	3.6	6.4
Other income	1.3	1.3	1.6	1.8	3.1	5.8	7.8
Total revenues	701.9	562.7	293.4	637.6	390.2	1,403.7	1,883.9

Expenses
Compensation and benefits
Direct base compensation	55.4	54.7	65.3	60.3	67.1	206.4	247.4
Indirect base compensation	18.7	18.0	18.3	50.0	30.1	77.9	116.4
Equity-based compensation	15.0	17.8	14.5	13.2	18.7	66.5	64.2
Performance revenues related compensation
Realized	26.1	121.6	147.7	77.5	90.7	439.6	437.5
Unrealized	227.8	69.4	(76.1)	141.5	26.1	(70.1)	160.9
Total compensation and benefits	343.0	281.5	169.7	342.5	232.7	720.3	1,026.4
General, administrative and other indirect expenses	35.0	28.4	20.5	35.9	32.9	136.0	117.7
Depreciation and amortization expense	3.7	3.7	4.1	3.8	4.0	13.9	15.6
Interest expense	6.8	7.3	7.0	6.8	7.0	28.1	28.1
Total expenses	388.5	320.9	201.3	389.0	276.6	898.3	1,187.8

Economic Income	$313.4	$241.8	$92.1	$248.6	$113.6	$505.4	$696.1
(-) Net Performance Revenues	312.7	224.0	80.6	260.3	135.8	447.0	700.7
(-) Principal Investment Income	5.7	22.2	10.6	23.9	14.9	56.6	71.6
(+) Equity-based compensation	15.0	17.8	14.5	13.2	18.7	66.5	64.2
(+) Net interest	5.7	6.5	5.2	5.0	5.0	24.5	21.7
(+) Reserve for Litigation and Contingencies	—	—	(12.5)	—	—	—	(12.5)
(=) Fee Related Earnings	$15.7	$19.9	$8.1	$(17.4)	$(13.4)	$92.8	$(2.8)
(+) Realized Net Performance Revenues	25.2	150.5	197.7	85.2	97.3	546.0	530.7
(+) Realized Principal Investment Income	0.2	8.9	6.5	9.8	7.9	56.0	33.1
(+) Net interest	(5.7)	(6.5)	(5.2)	(5.0)	(5.0)	(24.5)	(21.7)
(=) Distributable Earnings	$35.4	$172.8	$207.1	$72.6	$86.8	$670.3	$539.3

Page | 18

Real Assets Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended

Real Assets	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Mar 31, 2017	Mar 31, 2018
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$56.0	$58.2	$71.4	$78.0	$74.4	$241.9	$282.0
Portfolio advisory fees, net	0.1	0.1	0.4	0.2	0.3	0.3	1.0
Transaction fees, net	—	—	0.8	3.7	2.7	—	7.2
Total segment fee revenues	56.1	58.3	72.6	81.9	77.4	242.2	290.2
Performance revenues
Realized	13.5	39.7	20.4	18.4	7.8	64.8	86.3
Unrealized	78.7	60.6	60.8	68.2	2.4	255.0	192.0
Total performance revenues	92.2	100.3	81.2	86.6	10.2	319.8	278.3
Principal investment income (loss)
Realized	(8.1)	0.3	(64.6)	9.2	8.2	(30.9)	(46.9)
Unrealized	5.2	6.8	12.4	2.3	0.9	11.3	22.4
Total principal investment income (loss)	(2.9)	7.1	(52.2)	11.5	9.1	(19.6)	(24.5)
Interest income	0.6	0.4	1.0	1.0	0.9	1.8	3.3
Other income	0.4	0.3	0.6	0.9	1.2	1.6	3.0
Total revenues	146.4	166.4	103.2	181.9	98.8	545.8	550.3

Expenses
Compensation and benefits
Direct base compensation	19.7	17.4	24.5	16.0	21.9	71.6	79.8
Indirect base compensation	10.9	19.9	14.8	4.9	12.8	40.8	52.4
Equity-based compensation	8.8	9.3	8.7	8.1	10.1	28.9	36.2
Performance revenues related compensation
Realized	6.8	17.4	9.2	8.2	4.0	43.6	38.8
Unrealized	19.3	19.2	21.6	15.2	(4.9)	56.4	51.1
Total compensation and benefits	65.5	83.2	78.8	52.4	43.9	241.3	258.3
General, administrative and other indirect expenses	15.6	26.5	10.5	25.9	18.1	67.8	81.0
Depreciation and amortization expense	1.8	1.6	1.9	1.8	1.6	6.2	6.9
Interest expense	4.1	4.4	4.2	4.3	3.9	16.1	16.8
Total expenses	87.0	115.7	95.4	84.4	67.5	331.4	363.0

Economic Income	$59.4	$50.7	$7.8	$97.5	$31.3	$214.4	$187.3
(-) Net Performance Revenues	66.1	63.7	50.4	63.2	11.1	219.8	188.4
(-) Principal Investment Income (Loss)	(2.9)	7.1	(52.2)	11.5	9.1	(19.6)	(24.5)
(+) Equity-based compensation	8.8	9.3	8.7	8.1	10.1	28.9	36.2
(+) Net interest	3.5	4.0	3.2	3.3	3.0	14.3	13.5
(+) Reserve for Litigation and Contingencies	—	—	(5.8)	—	—	—	(5.8)
(=) Fee Related Earnings	$8.5	$(6.8)	$15.7	$34.2	$24.2	$57.4	$67.3
(+) Realized Net Performance Revenues	6.7	22.3	11.2	10.2	3.8	21.2	47.5
(+) Realized Principal Investment Income (Loss)	(8.1)	0.3	(64.6)	9.2	8.2	(30.9)	(46.9)
(+) Net interest	(3.5)	(4.0)	(3.2)	(3.3)	(3.0)	(14.3)	(13.5)
(=) Distributable Earnings (Loss)	$3.6	$11.8	$(40.9)	$50.3	$33.2	$33.4	$54.4

Page | 19

Global Credit Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended

Global Credit	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Mar 31, 2017	Mar 31, 2018
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$48.1	$45.1	$47.6	$50.7	$58.7	$192.5	$202.1
Portfolio advisory fees, net	0.1	0.3	0.1	0.2	0.1	1.1	0.7
Transaction fees, net	—	—	—	—	—	—	—
Total segment fee revenues	48.2	45.4	47.7	50.9	58.8	193.6	202.8
Performance revenues
Realized	5.6	17.2	15.0	37.6	1.1	40.4	70.9
Unrealized	14.5	(1.6)	2.6	(31.8)	2.6	16.0	(28.2)
Total performance revenues	20.1	15.6	17.6	5.8	3.7	56.4	42.7
Principal Investment income
Realized	2.4	1.5	4.7	3.3	2.5	6.7	12.0
Unrealized	4.2	0.1	—	1.1	2.0	21.6	3.2
Total principal investment income	6.6	1.6	4.7	4.4	4.5	28.3	15.2
Interest income	1.6	1.0	2.0	2.5	3.3	4.8	8.8
Other income	3.4	1.1	1.1	1.2	1.6	7.0	5.0
Total revenues	79.9	64.7	73.1	64.8	71.9	290.1	274.5

Expenses
Compensation and benefits
Direct base compensation	17.1	15.2	23.0	23.9	26.6	81.3	88.7
Indirect base compensation	6.6	7.6	6.7	4.4	7.4	31.0	26.1
Equity-based compensation	4.3	7.5	5.1	3.8	5.9	16.9	22.3
Performance revenues related compensation
Realized	2.7	8.2	7.3	16.8	0.6	19.5	32.9
Unrealized	6.8	(0.7)	0.8	(14.2)	1.2	8.5	(12.9)
Total compensation and benefits	37.5	37.8	42.9	34.7	41.7	157.2	157.1
General, administrative and other indirect expenses	23.2	21.8	(63.6)	21.9	15.8	254.0	(4.1)
Depreciation and amortization expense	1.2	1.3	1.3	1.3	1.4	5.9	5.3
Interest expense	2.6	3.2	4.2	4.5	5.3	11.2	17.2
Total expenses	64.5	64.1	(15.2)	62.4	64.2	428.3	175.5

Economic Income	$15.4	$0.6	$88.3	$2.4	$7.7	$(138.2)	$99.0
(-) Net Performance Revenues	10.6	8.1	9.5	3.2	1.9	28.4	22.7
(-) Principal Investment Income	6.6	1.6	4.7	4.4	4.5	28.3	15.2
(+) Equity-based compensation	4.3	7.5	5.1	3.8	5.9	16.9	22.3
(+) Net interest	1.0	2.2	2.2	2.0	2.0	6.4	8.4
(+) Reserve for Litigation and Contingencies	—	—	(4.1)	—	—	—	(4.1)
(=) Fee Related Earnings	$3.5	$0.6	$77.3	$0.6	$9.2	$(171.6)	$87.7
(+) Realized Net Performance Revenues	2.9	9.0	7.7	20.8	0.5	20.9	38.0
(+) Realized Principal Investment Income	2.4	1.5	4.7	3.3	2.5	6.7	12.0
(+) Net interest	(1.0)	(2.2)	(2.2)	(2.0)	(2.0)	(6.4)	(8.4)
(=) Distributable Earnings	$7.8	$8.9	$87.5	$22.7	$10.2	$(150.4)	$129.3

Page | 20

Investment Solutions Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended

Investment Solutions	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Mar 31, 2017	Mar 31, 2018
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$35.8	$36.2	$41.1	$41.8	$40.3	$139.7	$159.4
Portfolio advisory fees, net	—	—	—	—	—	0.8	—
Transaction fees, net	—	—	—	—	—	—	—
Total segment fee revenues	35.8	36.2	41.1	41.8	40.3	140.5	159.4
Performance revenues
Realized	12.6	23.7	30.2	19.9	14.1	76.0	87.9
Unrealized	23.2	4.7	4.2	23.9	36.8	49.7	69.6
Total performance revenues	35.8	28.4	34.4	43.8	50.9	125.7	157.5
Principal investment income (loss)
Realized	0.1	(0.1)	—	0.1	0.1	0.2	0.1
Unrealized	1.1	0.4	1.6	0.8	1.0	1.8	3.8
Total principal investment income	1.2	0.3	1.6	0.9	1.1	2.0	3.9
Interest income	0.1	0.2	0.6	0.2	0.5	0.4	1.5
Other income	0.1	0.1	0.1	0.1	0.2	0.5	0.5
Total revenues	73.0	65.2	77.8	86.8	93.0	269.1	322.8

Expenses
Compensation and benefits
Direct base compensation	16.1	16.1	19.7	20.1	19.8	64.3	75.7
Indirect base compensation	2.8	4.1	5.0	0.8	3.4	13.7	13.3
Equity-based compensation	2.0	2.1	2.1	1.6	3.0	6.0	8.8
Performance revenues related compensation
Realized	12.1	23.4	29.9	17.8	12.6	73.6	83.7
Unrealized	19.0	1.4	(2.0)	15.4	27.1	34.8	41.9
Total compensation and benefits	52.0	47.1	54.7	55.7	65.9	192.4	223.4
General, administrative and other indirect expenses	6.8	8.7	6.1	10.7	8.0	31.9	33.5
Depreciation and amortization expense	0.8	0.9	0.9	1.0	1.1	3.2	3.9
Interest expense	1.5	1.5	1.6	1.5	1.6	5.7	6.2
Total expenses	61.1	58.2	63.3	68.9	76.6	233.2	267.0

Economic Income	$11.9	$7.0	$14.5	$17.9	$16.4	$35.9	$55.8
(-) Net Performance Revenues	4.7	3.6	6.5	10.6	11.2	17.3	31.9
(-) Principal Investment Income	1.2	0.3	1.6	0.9	1.1	2.0	3.9
(+) Equity-based compensation	2.0	2.1	2.1	1.6	3.0	6.0	8.8
(+) Net interest	1.4	1.3	1.0	1.3	1.1	5.3	4.7
(+) Reserve for Litigation and Contingencies	—	—	(2.6)	—	—	—	(2.6)
(=) Fee Related Earnings	$9.4	$6.5	$6.9	$9.3	$8.2	$27.9	$30.9
(+) Realized Net Performance Revenues	0.5	0.3	0.3	2.1	1.5	2.4	4.2
(+) Realized Principal Investment Income (Loss)	0.1	(0.1)	—	0.1	0.1	0.2	0.1
(+) Net interest	(1.4)	(1.3)	(1.0)	(1.3)	(1.1)	(5.3)	(4.7)
(=) Distributable Earnings	$8.6	$5.4	$6.2	$10.2	$8.7	$25.2	$30.5

Page | 21

Total AUM Roll Forward (Unaudited)

	Three Months Ended March 31, 2018
(USD in millions)	Corporate Private Equity	Real Assets	Global Credit	Investment Solutions (6)	Total
Total AUM
Balance, Beginning of Period	$72,558	$42,888	$33,324	$46,291	$195,061
New Commitments (1)	3,933	1,252	850	1,666	7,701
Outflows (2)	(3,224)	(1,044)	(339)	(1,726)	(6,333)
Market Appreciation/(Depreciation) (3)	1,429	467	76	1,284	3,256
Foreign Exchange Gain/(Loss) (4)	335	(1)	171	865	1,370
Other (5)	(53)	466	(299)	327	441
Balance, End of Period	$74,978	$44,028	$33,783	$48,707	$201,496

	For the Twelve Months Ended March 31, 2018
(USD in millions)	Corporate Private Equity	Real Assets	Global Credit	Investment Solutions (6)	Total
Total AUM
Balance, Beginning of Period	$52,970	$35,574	$29,426	$43,972	$161,942
New Commitments (1)	24,310	10,483	7,135	5,680	47,608
Outflows (2)	(11,704)	(4,601)	(3,804)	(9,586)	(29,695)
Market Appreciation/(Depreciation) (3)	8,487	2,919	126	3,888	15,420
Foreign Exchange Gain/(Loss) (4)	1,247	64	909	4,763	6,983
Other (5)	(332)	(411)	(9)	(10)	(762)
Balance, End of Period	$74,978	$44,028	$33,783	$48,707	$201,496

(1) New Commitments reflects the impact of gross fundraising during the period. For funds or vehicles denominated in foreign currencies, this reflects translation at the average quarterly rate, while the separately reported Fundraising metric is translated at the spot rate for each individual closing.
(2) Outflows includes distributions in our carry funds and related co-investment vehicles, the NGP management fee funds and separately managed accounts, as well as runoff of CLO collateral balances.
(3) Market Appreciation/(Depreciation) generally represents realized and unrealized gains (losses) on portfolio investments in our carry funds and related co-investment vehicles, the NGP management fee funds and separately managed accounts.
(4) Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(5) Includes expiring available capital, the impact of capital calls for fees and expenses, change in gross asset value for our business development companies and other changes in AUM.
(6) The fair market values for our Investment Solutions carry funds are based on the latest available valuations of the underlying limited partnership interests (in most cases as of December 31, 2017) as provided by their general partners, plus the net cash flows since the latest valuation, up to March 31, 2018.

Page | 22

Fee-Earning AUM Roll Forward (Unaudited)

	Three Months Ended March 31, 2018
(USD in millions)	Corporate Private Equity	Real Assets (6)	Global Credit	Investment Solutions	Total
Fee-Earning AUM
Balance, Beginning of Period	$35,584	$31,599	$27,262	$30,150	$124,595
Inflows, including Fee-paying Commitments (1)	217	1,008	201	1,126	2,552
Outflows, including Distributions (2)	(770)	(434)	(18)	(1,230)	(2,452)
Changes in CLO collateral balances (3)	—	—	261	—	261
Market Appreciation/(Depreciation) (4)	30	28	(1)	(92)	(35)
Foreign Exchange and other (5)	232	(67)	125	560	850
Balance, End of Period	$35,293	$32,134	$27,830	$30,514	$125,771

	For the Twelve Months Ended March 31, 2018
(USD in millions)	Corporate Private Equity	Real Assets (6)	Global Credit	Investment Solutions	Total
Fee-Earning AUM
Balance, Beginning of Period	$36,878	$27,157	$24,442	$26,428	$114,905
Inflows, including Fee-paying Commitments (1)	1,817	9,635	550	6,359	18,361
Outflows, including Distributions (2)	(4,376)	(4,793)	(236)	(5,039)	(14,444)
Changes in CLO collateral balances (3)	—	—	1,842	—	1,842
Market Appreciation/(Depreciation) (4)	74	83	12	(318)	(149)
Foreign Exchange and other (5)	900	52	1,220	3,084	5,256
Balance, End of Period	$35,293	$32,134	$27,830	$30,514	$125,771

(1) Inflows represent limited partner capital raised and capital invested by our carry funds and the NGP management fee funds outside the investment period, weighted-average investment period or commitment fee period. Inflows do not include funds raised of $27 billion, which are not yet earning fees.
(2) Outflows represent limited partner distributions from our carry funds and the NGP management fee funds, changes in basis for our carry funds where the investment period, weighted-average investment period or commitment fee period has expired, and reductions for funds that are no longer calling for fees.
(3) Represents the change in the aggregate Fee-earning collateral balances at par of our CLOs/structured products, as of the quarterly cut-off dates.
(4) Market Appreciation/(Depreciation) represents changes in the net asset value of our hedge funds and fund of hedge funds vehicles, and realized and unrealized gains (losses) on portfolio investments in our carry funds based on the lower of cost or fair value and net asset value.
(5) Includes activity of funds with fees based on gross asset value. Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(6) Energy II, Energy III, Energy IV, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. Carlyle has a minority representation on the management committees of Energy IV and Renew II. Carlyle and Riverstone each hold half of the seats on the management committees of Energy II and Energy III, but the investment period for these funds has expired and the remaining investments in such funds are being disposed of in the ordinary course of business. As of March 31, 2018, the Legacy Energy Funds had, in the aggregate, approximately $5.0 billion in AUM and $3.7 billion in Fee-Earning AUM. NGP VII, NGP VIII, NGP IX, or in the case of NGP M&R, NGP ETP I, and NGP ETP II, certain affiliated entities (collectively, the “NGP management fee funds”) and NGP X, NGP GAP, NGP XI, and NGP XII (referred to herein as, "carry funds"), are managed by NGP Energy Capital Management. As of March 31, 2018, the NGP management fee funds and carry funds had, in the aggregate, approximately $13.4 billion in AUM and $11.2 billion in Fee-Earning AUM.

Page | 23

Corporate Private Equity Fund Performance (Unaudited)
The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of March 31, 2018					As of March 31, 2018
Corporate Private Equity	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)	Net IRR (8)(12)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)
	(Reported in Local Currency, in Millions)							(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,072.2	3.0x	34%	25%	$1,362.4	$4,072.2	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,146.9	2.5x	27%	21%	$4,031.6	$10,146.9	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$18,001.9	2.4x	16%	13%	$7,612.6	$18,001.9	2.4x	16%
CP V	5/2007	$13,719.7	$13,190.9	$27,548.1	2.1x	18%	14%	$9,350.8	$25,005.8	2.7x	26%
CEP I	12/1997	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,048.4	€4,125.2	2.0x	36%	20%	€1,883.8	€4,106.8	2.2x	43%
CEP III	12/2006	€5,294.9	€5,116.1	€11,688.1	2.3x	19%	14%	€4,389.9	€11,180.6	2.5x	21%
CAP I	12/1998	$750.0	$627.7	$2,521.8	4.0x	25%	18%	$627.7	$2,521.8	4.0x	25%
CAP II	2/2006	$1,810.0	$1,628.2	$3,078.2	1.9x	11%	8%	$1,628.2	$3,078.2	1.9x	11%
CAP III	5/2008	$2,551.6	$2,543.2	$4,781.9	1.9x	18%	12%	$2,071.8	$4,329.7	2.1x	20%
CJP I	10/2001	¥50,000.0	¥47,291.4	¥138,902.1	2.9x	61%	37%	¥47,291.4	¥138,902.1	2.9x	61%
CJP II	7/2006	¥165,600.0	¥141,866.7	¥216,982.1	1.5x	8%	4%	¥126,166.7	¥191,642.2	1.5x	7%
CGFSP I	9/2008	$1,100.2	$1,080.7	$2,468.5	2.3x	20%	14%	$1,080.7	$2,468.5	2.3x	20%
CGFSP II	4/2013	$1,000.0	$929.2	$1,397.1	1.5x	24%	15%	$283.1	$580.5	2.1x	33%
CEOF I	5/2011	$1,119.1	$1,167.0	$1,587.2	1.4x	12%	8%	$346.9	$824.7	2.4x	38%
CETP II	2/2007	€521.6	€437.4	€1,256.9	2.9x	28%	19%	€359.7	€1,178.3	3.3x	30%
CAGP IV	6/2008	$1,041.4	$954.1	$1,415.7	1.5x	10%	6%	$502.1	$932.8	1.9x	15%
All Other Funds (9)	Various		$4,682.3	$7,379.5	1.6x	16%	7%	$3,840.8	$6,209.9	1.6x	17%
Coinvestments and Other (10)	Various		$11,313.0	$25,323.9	2.2x	36%	33%	$7,052.4	$20,894.7	3.0x	36%
Total Fully Invested Funds			$63,485.2	$136,738.2	2.2x	26%	18%	$50,811.5	$125,099.3	2.5x	27%
Funds in the Investment Period (6)
CP VI	5/2012	$13,000.0	$12,125.9	$16,908.7	1.4x	19%	12%
CEP IV	8/2013	€3,669.5	€3,082.6	€3,999.2	1.3x	21%	11%
CAP IV	11/2012	$3,880.4	$3,279.8	$5,293.2	1.6x	28%	18%
CGP	12/2014	$3,588.0	$2,551.5	$2,809.1	1.1x	9%	7%
CJP III	8/2013	¥119,505.1	¥60,094.5	¥114,753.4	1.9x	NM	NM
CEOF II	3/2015	$2,400.0	$1,152.6	$1,375.7	1.2x	NM	NM
All Other Funds (11)	Various		$1,538.3	$2,067.7	1.3x	NM	NM
Total Funds in the Investment Period			$25,014.0	$34,464.7	1.4x	20%	12%	$1,452.0	$3,873.0	2.7x	57%
TOTAL CORPORATE PRIVATE EQUITY (13)			$88,499.2	$171,202.9	1.9x	26%	18%	$52,263.5	$128,972.3	2.5x	27%

Page | 24

Real Assets Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of March 31, 2018					As of March 31, 2018
Real Assets	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)	Net IRR (8)(12)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)
			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,798.7	3.4x	44%	30%	$522.5	$1,798.7	3.4x	44%
CRP IV	12/2004	$950.0	$1,270.0	$1,960.1	1.5x	7%	4%	$1,181.8	$1,908.1	1.6x	8%
CRP V	11/2006	$3,000.0	$3,409.0	$5,570.4	1.6x	12%	9%	$2,942.0	$4,896.8	1.7x	13%
CRP VI	9/2010	$2,340.0	$2,229.7	$4,035.9	1.8x	29%	20%	$1,581.6	$3,192.5	2.0x	34%
CRP VII	3/2014	$4,161.6	$3,341.8	$4,603.3	1.4x	22%	13%	$431.0	$835.0	1.9x	33%
CEREP I	3/2002	€426.6	€517.0	€698.6	1.4x	14%	7%	€517.0	€698.6	1.4x	14%
CEREP II	4/2005	€762.7	€833.8	€128.1	0.2x	Neg	Neg	€826.7	€132.3	0.2x	Neg
CEREP III	5/2007	€2,229.5	€2,027.1	€2,440.2	1.2x	4%	1%	€1,911.6	€2,362.1	1.2x	5%
CIP	9/2006	$1,143.7	$1,069.8	$1,433.3	1.3x	6%	3%	$997.1	$1,369.9	1.4x	6%
NGP X	1/2012	$3,586.0	$3,272.0	$4,180.1	1.3x	9%	5%	$1,382.9	$2,489.6	1.8x	25%
NGP XI	6/2014	$5,325.0	$4,297.0	$6,099.6	1.4x	34%	24%	$228.8	$471.3	2.1x	169%
Energy II	7/2002	$1,100.0	$1,334.8	$3,130.1	2.3x	81%	55%	$1,334.8	$3,130.1	2.3x	81%
Energy III	10/2005	$3,800.0	$3,569.7	$5,489.4	1.5x	10%	6%	$2,873.9	$5,044.7	1.8x	14%
Energy IV	12/2007	$5,979.1	$6,262.0	$8,270.8	1.3x	8%	4%	$4,066.5	$6,120.4	1.5x	14%
Renew II	3/2008	$3,417.5	$2,833.5	$4,204.6	1.5x	8%	5%	$1,479.3	$2,296.5	1.6x	12%
All Other Funds (14)	Various		$2,941.1	$3,297.4	1.1x	4%	Neg	$2,662.1	$3,021.0	1.1x	5%
Coinvestments and Other (10)	Various		$6,331.2	$10,321.1	1.6x	17%	13%	$4,192.7	$7,275.1	1.7x	20%
Total Fully Invested Funds			$46,848.2	$68,422.1	1.5x	12%	7%	$29,890.1	$47,785.9	1.6x	15%
Funds in the Investment Period (6)
CRP VIII	5/2017	$5,277.1	$339.9	$330.7	1.0x	NM	NM
CIEP I	9/2013	$2,500.0	$1,398.8	$1,986.4	1.4x	27%	12%
NGP XII	7/2017	$2,895.2	$370.6	$370.6	1.0x	NM	NM
CPP II	6/2014	$1,526.9	$646.8	$729.6	1.1x	NM	NM
CPI	5/2016	$1,398.4	$999.1	$1,129.8	1.1x	NM	NM
All Other Funds (15)	Various		$428.0	$394.5	0.9x	NM	NM
Total Funds in the Investment Period			$4,183.2	$4,941.5	1.2x	16%	4%	$—	$—	n/a	n/a
TOTAL Real Assets (13)			$51,031.4	$73,363.6	1.4x	12%	7%	$29,890.1	$47,785.9	1.6x	15%

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Global Credit Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of March 31, 2018			As of March 31, 2018
Global Credit (Carry Funds Only)	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (17)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)(12)	Net IRR (8)(12)
	(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CSP II	6/2007	$1,352.3	$1,352.3	$2,465.3	1.8x	17%	11%
CSP III	8/2011	$702.8	$702.8	$1,180.3	1.7x	31%	20%
CEMOF I	12/2010	$1,382.5	$1,600.4	$1,426.8	0.9x	Neg	Neg
All Other Funds (16)			$1,438.5	$1,990.1	1.4x	12%	7%
Coinvestments and Other (10)			$976.4	$954.0	1.0x	NM	NM
Total Fully Invested Funds			$6,070.4	$8,016.5	1.3x	12%	6%
Funds in the Investment Period (6)
CSP IV	3/2016	$2,500.0	$828.3	$951.8	1.1x	NM	NM
CEMOF II	2/2015	$2,819.2	$915.1	$987.9	1.1x	NM	NM
All Other Funds			$406.3	$419.1	1.0x	NM	NM
Total Funds in the Investment Period			$2,149.7	$2,358.8	1.1x	NM	NM
TOTAL Global Credit			$8,220.0	$10,375.3	1.3x	12%	6%

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Investment Solutions Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of March 31, 2018
Investment Solutions (19)	Vintage Year	Fund Size	Cumulative Invested Capital (2)(20)	Total Fair Value (3)(20)	MOIC (4)	Gross IRR (12) (21)	Net IRR (8) (12)
	(Reported in Local Currency, in Millions)
AlpInvest
Fully Committed Funds (18)
Main Fund I - Fund Investments	2000	€5,174.6	€4,085.4	€6,720.6	1.6x	12%	11%
Main Fund II - Fund Investments	2003	€4,545.0	€4,657.1	€7,427.0	1.6x	10%	9%
Main Fund III - Fund Investments	2005	€11,500.0	€12,275.2	€19,764.6	1.6x	10%	10%
Main Fund IV - Fund Investments	2009	€4,877.3	€4,912.6	€8,049.3	1.6x	17%	16%
Main Fund V - Fund Investments	2012	€5,080.0	€3,960.2	€5,178.6	1.3x	14%	13%
Main Fund VI - Fund Investments	2015	€1,106.4	€449.1	€482.2	1.1x	NM	NM
Main Fund I - Secondary Investments	2002	€519.4	€464.4	€871.2	1.9x	56%	53%
Main Fund II - Secondary Investments	2003	€998.4	€967.5	€1,770.2	1.8x	27%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,237.0	€3,405.9	1.5x	11%	10%
Main Fund IV - Secondary Investments	2010	€1,859.1	€1,868.7	€3,196.6	1.7x	20%	19%
Main Fund V - Secondary Investments	2011	€4,272.8	€3,710.9	€6,007.1	1.6x	24%	22%
Main Fund II - Co-Investments	2003	€1,090.0	€883.5	€2,473.6	2.8x	45%	42%
Main Fund III - Co-Investments	2006	€2,760.0	€2,643.9	€3,652.3	1.4x	5%	5%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,286.6	€3,385.4	2.6x	24%	22%
Main Fund V - Co-Investments	2012	€1,122.2	€986.1	€2,318.7	2.4x	32%	30%
Main Fund VI - Co-Investments	2014	€1,114.6	€892.3	€1,422.3	1.6x	25%	22%
Main Fund II - Mezzanine Investments	2004	€700.0	€728.7	€1,005.0	1.4x	8%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€1,874.5	€2,532.5	1.4x	10%	9%
All Other Funds (22)	Various		€1,938.1	€2,701.1	1.4x	14%	11%
Total Fully Committed Funds			€50,821.8	€82,364.4	1.6x	13%	12%
Funds in the Commitment Period (18)
Main Fund VI - Secondary Investments	2017	€4,942.0	€856.7	€979.1	1.1x	NM	NM
Main Fund VII - Co-Investments	2017	€2,442.5	€377.2	€389.4	1.0x	NM	NM
All Other Funds (22)	Various		€747.0	€975.8	1.3x	21%	17%
Total Funds in the Commitment Period			€1,980.9	€2,344.3	1.2x	20%	14%
TOTAL ALPINVEST			€52,802.7	€84,708.7	1.6x	13%	12%
TOTAL ALPINVEST (USD) (23)			$65,092.1	$104,423.9	1.6x

Metropolitan Real Estate
Fully Committed Funds (18)	Various		$2,992.7	$3,899.0	1.3x	7%	4%
Funds in the Commitment Period (18)	Various		$113.1	$136.8	1.2x	NM	NM
TOTAL METROPOLITAN REAL ESTATE			$3,105.8	$4,035.9	1.3x	7%	4%

(1) The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997.
(2) Represents the original cost of all capital called for investments since inception of the fund.
(3) Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.
(4) Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.
(5) An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and

Page | 27

Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.
(6) Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.
(7) Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.
(8) Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest. Fund level IRRs are based on aggregate Limited Partner cash flows, and this blended return may differ from that of individual Limited Partners. As a result, certain funds may generate accrued performance revenues with a blended Net IRR that is below the preferred return hurdle for that fund.
(9) Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, CSABF, Mexico, CBPF, and MENA.
(10) Includes coinvestments and certain other stand-alone investments arranged by us.
(11) Aggregate, which is considered not meaningful, includes the following funds and their respective commencement dates: CSSAF (April 2012) , CPF I (June 2012), CCI (December 2012), CETP III (May 2014), CAGP V (May 2016), CGFSP III (June 2017), and CBPF II (November 2017).
(12) For funds marked “NM,” IRR may be positive or negative, but is not considered meaningful because of the limited time since initial investment and early stage of capital deployment. For funds marked “Neg,” IRR is negative as of reporting period end.
(13) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.
(14) Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, CRCP I, CPOCP, Renew I and Energy I.
(15) Aggregate includes NGP GAP, CCR, and CER. Return is not considered meaningful, as the investment period commenced in December 2013 for NGP GAP, October 2016 for CCR, and December 2017 for CER.
(16) Aggregate includes the following funds: CMP I, CMP II, CSP I, and CASCOF.
(17) Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(18) Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.
(19) Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team, as well as real estate primary fund investments, secondary fund investments and co-investments originated by the Metropolitan Real Estate team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest, and b) Direct Investments, which was spun off from AlpInvest in 2005. As of March 31, 2018, these excluded investments represent $0.2 billion of AUM at AlpInvest.
(20) To exclude the impact of FX, all AlpInvest foreign currency cash flows have been converted to Euro at the reporting period spot rate.
(21) Gross Internal Rate of Return ("Gross IRR") represents the annualized IRR for the period indicated on Limited Partner invested capital based on investment contributions, distributions and unrealized value of the underlying investments, before management fees, expenses and carried interest at the AlpInvest/Metropolitan Real Estate level.
(22) Aggregate includes Main Fund VII - Fund Investments, Main Fund VIII - Fund Investments, Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, Main Fund IV - Mezzanine Investments, Main Fund V - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.
(23) Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.

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Remaining Fair Value Analysis (Unaudited)

	Remaining Fair Value (1)	Unrealized MOIC (2)	Total MOIC (3)	% Invested (4)	In Accrued Carry/ (Clawback) (5)	LTM Realized Carry/ (Clawback) (6)	Catch-up Rate	Fee Initiation Date (7)	Quarters Since Fee Initiation	Original Investment Period End Date
	As of March 31, 2018
Corporate Private Equity	(Reported in Local Currency, in Millions)
CP VI	$14,194.9	1.3x	1.4x	93%	X		100%	Jun-13	20	May-18
CAP IV	$4,740.0	1.6x	1.6x	85%	X		100%	Jul-13	19	Nov-18
CEP IV	€3,493.9	1.3x	1.3x	84%	X		100%	Sep-14	15	Aug-19
CGP	$2,776.7	1.1x	1.1x	71%	X		100%	Jan-15	13	Dec-20
CP V	$2,587.3	0.7x	2.1x	96%	X	X	100%	Jun-07	44	May-13
CEOF II	$1,260.7	1.2x	1.2x	48%			80%	Nov-15	10	Mar-21
CAP III	$977.9	1.9x	1.9x	100%	X	X	100%	Jun-08	40	May-14
CEP III	€719.6	1.0x	2.3x	97%	X	X	100%	Jul-07	43	Dec-12
CEOF I	$763.4	1.0x	1.4x	104%	X		80%	Sep-11	27	May-17
CGFSP II	$760.7	1.3x	1.5x	93%	X	X	100%	Jun-13	20	Dec-17
CJP III	¥77,737.2	1.6x	1.9x	50%	X		100%	Sep-13	19	Feb-20
CAGP IV	$417.9	1.0x	1.5x	92%			100%	Aug-08	39	Jun-14
CP IV	$253.0	2.7x	2.4x	97%	X		80%	Apr-05	52	Dec-10
CJP II	¥21,915.0	1.4x	1.5x	86%			80%	Oct-06	46	Jul-12
All Other Funds (8)	$2,989.9	1.2x	2.2x		NM	NM
Coinvestment and Other (9)	$4,617.3	1.2x	2.2x		NM	NM
Total Corporate Private Equity (12)	$42,472.1	1.2x	1.9x

Real Assets
NGP XI	$5,417.4	1.4x	1.4x	81%	X		80%	Feb-15	13	Oct-19
CRP VII	$3,695.5	1.3x	1.4x	80%	X		80%	Jun-14	16	Mar-19
Energy IV	$2,829.0	1.0x	1.3x	105%	(X)		80%	Feb-08	41	Dec-13
CIEP I	$1,932.2	1.4x	1.4x	56%	X		80%	Oct-13	18	Sep-19
NGP X	$1,665.9	1.0x	1.3x	91%			80%	Jan-12	25	May-17
Renew II	$1,605.1	0.8x	1.5x	83%	(X)		80%	Mar-08	41	May-14
CRP V	$1,188.7	2.0x	1.6x	114%	X		50%	Nov-06	46	Nov-11
CPI	$1,080.3	1.1x	1.1x	n/a	X		50%	May-16	8	Apr-21
CRP VI	$786.6	1.3x	1.8x	95%	X	X	50%	Mar-11	29	Mar-16
CPP II	$609.4	1.1x	1.1x	42%			80%	Sep-14	15	Apr-21
CRP IV	$549.2	3.5x	1.5x	134%			50%	Jan-05	53	Dec-09
CRP III	$408.9	123.5x	3.4x	93%	X	X	50%	Mar-01	69	May-05
NGP XII	$370.6	1.0x	1.0x	13%			80%	Nov-17	2	Oct-19
CRP VIII	$330.7	1.0x	1.0x	6%			80%	Aug-17	3	May-22
Energy III	$224.3	0.3x	1.5x	94%	(X)		80%	Nov-05	50	Oct-11
CEREP III	€121.1	1.0x	1.2x	91%			67%	Jun-07	44	May-11
All Other Funds (10)	$700.1	0.8x	1.2x		NM	NM
Coinvestment and Other (9)	$2,708.5	1.2x	1.6x		NM	NM
Total Real Assets (12)	$26,251.5	1.2x	1.4x

Global Credit
CEMOF II	$934.0	1.0x	1.1x	32%			100%	Dec-15	10	Feb-20
CSP IV	$812.5	1.1x	1.1x	33%	X		100%	Feb-17	5	Dec-20
CEMOF I	$729.4	0.5x	0.9x	116%			100%	Dec-10	30	Dec-15
CSP III	$341.8	1.1x	1.7x	100%	X	X	80%	Dec-11	26	Aug-15
All Other Funds (11)	$579.4	1.0x	1.5x		NM	NM
Coinvestment and Other (9)	$796.1	0.8x	1.0x		NM	NM
Total Global Credit	$4,193.3	0.8x	1.3x

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Remaining Fair Value Analysis, Notes
(1) Remaining Fair Value reflects the unrealized carrying value of investments for Corporate Private Equity, Real Assets and Global Credit carry funds and related co-investment vehicles. Significant funds with remaining fair value of greater than $100 million are listed individually.
(2) Unrealized multiple of invested capital (“MOIC”) represents remaining fair market value, before management fees, expenses and carried interest, divided by remaining investment cost.
(3) Total MOIC represents total fair value (realized proceeds combined with remaining fair value), before management fees, expenses and carried interest, divided by cumulative invested capital. For certain funds, represents the original cost of investments net of investment-level recallable proceeds, which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(4) Represents cumulative equity invested as of the reporting period divided by total commitments. Amount can be greater than 100% due to the re-investment of recallable distributions to fund investors.
(5) Fund has a net accrued performance revenue balance/(giveback obligation) as of the current quarter end, driven by a significant portion of the fund’s asset base.
(6) Fund has generated realized net performance revenues/(realized giveback) in the last twelve months.
(7) Represents the date of the first capital contribution for management fees.
(8) Aggregate includes the following funds: CMG, CP I, CP II, CP III, CEP I, CEP II, CAP I, CAP II, CBPF, CBPF II, CJP I, CEVP, CETP I, CETP II, CETP III, CCI, CAVP I, CAVP II, CAGP III, CAGP V, Mexico, MENA, CSABF, CSSAF, CPF, CGFSP I, CGFSP III, CVP I, CVP II, and CUSGF III. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(9) Includes co-investments, prefund investments and certain other stand-alone investments arranged by us. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(10) Aggregate includes the following funds: CRP I, CRP II, CRCP I, CEREP I, CEREP II, CER, CAREP I, CAREP II, CCR, CPOCP, CGIOF, NGP GAP, Energy I, Energy II and Renew I. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(11) Aggregate includes the following funds: CSP I, CSP II, CMP I, CMP II, CSC, CCOF, and CASCOF. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(12) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

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Largest Publicly Traded Equity Positions in Carry Funds (Unaudited) (1)

Rank	Largest Publicly Traded Equity Positions	Fund(s)	Q1 2018 Value (2,3)
1	CoreSite Realty Corporation	CRP III, CRP IV, CRP V	$1,394,620,484
2	PNB Housing Finance Limited	CAP IV	1,140,786,187
3	WildHorse Resource Development Corp.	NGP X (4), NGP XI (4)	1,033,833,964
4	Focus Media Information Technology Co., Ltd.	CAP III	1,025,799,990
5	Liberty Oilfield Services, Inc.	ENERGY IV	928,997,414
6	Enviva Partners, LP	RENEW II	919,242,330
7	China Literature Limited	CAP IV	630,305,599
8	USA Compression	ENERGY IV	480,614,716
9	HighPoint Resources Corporation	NGP XI (4)	328,707,683
10	OneSmart Education	CAP IV	248,939,275
	Top 10 Positions		8,131,847,642
	Total Public Equity Portfolio (carry fund only)		10,131,079,780
	% of public portfolio in top 10 positions		80%

(1) Excludes Investment Solutions carry funds.
(2) Figures represent gross investment results, inclusive of Carlyle-sponsored coinvestments. May include portion of private business in value.
(3) In U.S. dollars, or converted to U.S. dollars at the prevailing exchange rate on the last day of the fiscal period.
(4) These funds are advised by NGP, which is a separately registered investment adviser.
Note: Includes all classes of shares irrespective of trading status.

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Reconciliation for Total Segment Information (Unaudited)

	Three Months Ended March 31, 2017
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$1,001.2	$42.9	$76.0	(a)	$1,120.1
Expenses	$601.1	$53.0	$155.4	(b)	$809.5
Other income	$—	$17.1	$—	(c)	$17.1
Economic income (loss)	$400.1	$7.0	$(79.4)	(d)	$327.7	(1)

	Three Months Ended June 30, 2017
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$859.0	$45.0	$4.4	(a)	$908.4
Expenses	$558.9	$91.9	$54.6	(b)	$705.4
Other income	$—	$40.7	$—	(c)	$40.7
Economic income (loss)	$300.1	$(6.2)	$(50.2)	(d)	$243.7	(1)

	Three Months Ended September 30, 2017
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$547.5	$44.7	$47.7	(a)	$639.9
Expenses	$344.8	$52.3	$95.5	(b)	$492.6
Other income	$—	$18.6	$—	(c)	$18.6
Economic income (loss)	$202.7	$11.0	$(47.8)	(d)	$165.9	(1)

	Three Months Ended December 31, 2017
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$971.1	$45.1	$(8.4)	(a)	$1,007.8
Expenses	$604.7	$43.2	$(23.1)	(b)	$624.8
Other income	$—	$47.1	$(35.1)	(c)	$12.0
Economic income (loss)	$366.4	$49.0	$(20.4)	(d)	$395.0	(1)

	Three Months Ended March 31, 2018
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$653.9	$47.3	$1.6	(a)	$702.8
Expenses	$484.9	$44.3	$50.1	(b)	$579.3
Other income	$—	$2.0	$—	(c)	$2.0
Economic income (loss)	$169.0	$5.0	$(48.5)	(d)	$125.5	(1)

(1) The amount in the "Carlyle Consolidated" column is income before provision for income taxes, which is the GAAP measure that is most directly comparable to Economic Income.

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Reconciliation for Total Segment Information, cont. (Unaudited)

(a)
The Revenues adjustment principally represents fund management fees and performance revenues earned from the Consolidated Funds that were eliminated in consolidation to arrive at Carlyle’s total revenues, adjustments for amounts attributable to non-controlling interests in consolidated entities, adjustments related to expenses associated with the investments in NGP Management and its affiliates that are included in operating captions or are excluded from the segment results, adjustments to reflect the reimbursement of certain travel and entertainment costs incurred on behalf of Carlyle funds on a net basis, adjustments to reflect Carlyle’s share of Urbplan’s net losses as a component of principal investment income until Urbplan was deconsolidated during 2017, the inclusion of tax expenses associated with certain performance revenues, and adjustments to reflect Carlyle’s ownership interests in Claren Road (until January 2017) that were included in Revenues in the Partnership's segment reporting.

(b)
The Expense adjustment represents the elimination of intercompany expenses of the Consolidated Funds payable to Carlyle, the inclusion of certain tax expenses associated with performance revenues compensation, adjustments related to expenses associated with the investments in NGP Management and its affiliates that are included in operating captions, adjustments to reflect the reimbursement of certain travel and entertainment costs incurred on behalf of Carlyle funds on a net basis, adjustments to reflect Carlyle’s share of Urbplan’s net losses as a component of principal investment income until Urbplan was deconsolidated during 2017, changes in the tax receivable agreement liability, charges and credits associated with Carlyle corporate actions and non-recurring items and adjustments to reflect Carlyle’s economic interests in Claren Road (until January 2017), as detailed below:

	Three Months Ended
	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018
	(Dollars in millions)
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	$67.0	$58.5	$58.3	$57.4	$50.1
Acquisition related charges, including amortization of intangibles and impairment	8.8	9.2	7.2	10.5	4.6
Other non-operating expense (income)	—	0.1	—	(71.5)	0.3
Tax (expense) benefit associated with performance revenues compensation	(2.9)	(2.4)	(1.7)	(2.2)	(2.1)
Non-Carlyle economic interests in acquired businesses	87.5	(4.9)	46.2	(13.1)	4.0
Severance and other adjustments	2.8	7.5	0.6	2.3	1.6
Elimination of expenses of Consolidated Funds	(7.8)	(13.4)	(15.1)	(6.5)	(8.4)
	$155.4	$54.6	$95.5	$(23.1)	$50.1

(c)	The Other Income (Loss) adjustment results from the Consolidated Funds which were eliminated in consolidation to arrive at Carlyle’s total Other Income (Loss).

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(d)	Reconciliation for Economic Income and Distributable Earnings (Unaudited)

	Three Months Ended					Twelve Months Ended
	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Mar 31, 2018
	(Dollars in millions)
Income before provision for income taxes	$327.7	$243.7	$165.9	$395.0	$125.5	$930.1
Adjustments:
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	67.0	58.5	58.3	57.4	50.1	224.3
Acquisition related charges, including amortization of intangibles and impairment	8.8	9.2	7.2	10.5	4.6	31.5
Other non-operating expense (income)[1]	—	0.1	—	(71.5)	0.3	(71.1)
Tax expense associated with performance revenues	(2.9)	(2.4)	(1.7)	(2.2)	(2.1)	(8.4)
Net income attributable to non-controlling interests in consolidated entities	(3.3)	(16.5)	(27.6)	(25.1)	(11.0)	(80.2)
Severance and other adjustments	2.8	7.5	0.6	2.3	1.6	12.0
Economic Income	$400.1	$300.1	$202.7	$366.4	$169.0	$1,038.2
Net performance revenues	394.1	299.4	147.0	337.3	160.0	943.7
Principal investment income (loss)	10.6	31.2	(35.3)	40.7	29.6	66.2
Equity-based compensation	30.1	36.7	30.4	26.7	37.7	131.5
Net interest	11.6	14.0	11.6	11.6	11.1	48.3
Reserve for Litigation and Contingencies	—	—	(25.0)	—	—	(25.0)
Fee Related Earnings	$37.1	$20.2	$108.0	$26.7	$28.2	$183.1
Realized net performance revenues	35.3	182.1	216.9	118.3	103.1	620.4
Realized principal investment income (loss)	(5.4)	10.6	(53.4)	22.4	18.7	(1.7)
Net interest	(11.6)	(14.0)	(11.6)	(11.6)	(11.1)	(48.3)
Distributable Earnings	$55.4	$198.9	$259.9	$155.8	$138.9	$753.5

(1)
Included in other non-operating expense (income) for the three months ended December 31, 2017 is a $71.5 million adjustment for the revaluation of the tax receivable agreement liability as a result of the passage of the Tax Cuts and Jobs Act of 2017.

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Reconciliation for Economic Income and Distributable Earnings, cont.
(Unaudited)

Three Months Ended
Mar 31, 2018
(Dollars in millions, except unit and per unit amounts)
Economic Income	$169.0
Less: Provision for Income Taxes	2.1
Less: Preferred unit distributions	5.9
Economic Net Income	$161.0

Economic Net Income per Adjusted Unit(1)	$0.47

Distributable Earnings	$138.9
Less: Estimated foreign, state, and local taxes	7.7
Less: Preferred unit distributions	5.9
Distributable Earnings, After Taxes and Preferred Unit Distributions	$125.3

Distributable Earnings to The Carlyle Group L.P.	$38.5
Less: Estimated current corporate income taxes and TRA payments	1.1
Distributable Earnings Attributable to Common Unitholders	$37.4

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding(2)	$0.36

(1) Adjusted Units were determined as follows:

The Carlyle Group L.P. common units outstanding	101,391,063
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	233,896,309
Dilutive effect of unvested deferred restricted common units	10,170,967
Issuable Carlyle Group L.P. common units	400,528
Total Adjusted Units	345,858,867

(2)
As of March 31, 2018, there were 101,391,063 outstanding common units of The Carlyle Group L.P. In May 2018, an additional 2,346,751 common units will be issued in connection with the vesting of deferred restricted common units. For purposes of this calculation, these common units have been added to the common units outstanding as of March 31, 2018 because they will participate in the unitholder distribution that will be paid in May 2018. The resulting total common units outstanding used for this calculation are 103,737,814.

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The Carlyle Group L.P.
GAAP Balance Sheet (Unaudited)

	As of March 31, 2018
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$1,068.2	$—	$—	$1,068.2
Cash and cash equivalents held at Consolidated Funds	—	355.9	—	355.9
Restricted cash	9.8	—	—	9.8
Corporate treasury investments	375.9	—	—	375.9
Investments, including accrued performance allocations of $3,650.1 million	5,552.2	—	(241.8)	5,310.4
Investments of Consolidated Funds	—	4,995.9	—	4,995.9
Due from affiliates and other receivables, net	279.3	—	(5.3)	274.0
Due from affiliates and other receivables of Consolidated Funds, net	—	180.5	—	180.5
Fixed assets, net	97.8	—	—	97.8
Deposits and other	61.2	—	—	61.2
Intangible assets, net	34.0	—	—	34.0
Deferred tax assets	178.2	—	—	178.2
Total assets	$7,656.6	$5,532.3	$(247.1)	$12,941.8
Liabilities and partners’ capital
Debt obligations	$1,603.9	$—	$—	$1,603.9
Loans payable of Consolidated Funds	—	4,554.5	—	4,554.5
Accounts payable, accrued expenses and other liabilities	318.9	—	—	318.9
Accrued compensation and benefits	2,149.0	—	—	2,149.0
Due to affiliates	178.1	—	—	178.1
Deferred revenue	230.7	—	—	230.7
Deferred tax liabilities	78.9	—	—	78.9
Other liabilities of Consolidated Funds	—	720.0	—	720.0
Accrued giveback obligations	64.8	—	—	64.8
Total liabilities	4,624.3	5,274.5	—	9,898.8

Total partners’ capital	3,032.3	257.8	(247.1)	3,043.0
Total liabilities and partners’ capital	$7,656.6	$5,532.3	$(247.1)	$12,941.8

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The Carlyle Group L.P.
Non-GAAP Financial Information and Other Key Terms
Non-GAAP Financial Information
Carlyle discloses in this press release the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America:

•
Economic Income or “EI,” represents segment net income which includes certain tax expense associated with performance revenues (comprised of performance allocations and incentive fees) and excludes the impact of all other income taxes, changes in the tax receivable agreement liability, acquisition-related items including amortization and impairment of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in Carlyle’s initial public offering or in acquisitions or strategic investments, corporate actions and infrequently occurring or unusual events. Carlyle believes the inclusion or exclusion of these items provides investors with a meaningful indication of its core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates certain Carlyle funds, related co-investment entities and collateralized loan obligations (“CLOs”) (referred to collectively as the “Consolidated Funds”) that Carlyle consolidates in its consolidated financial statements pursuant to U.S. GAAP. Total Segment EI equals the aggregate of EI for all segments. Carlyle believes that reporting EI is helpful to understanding its business and that investors should review the same supplemental financial measure that management uses to analyze its segment performance.

•
Fee-Related Earnings or “FRE,” is a component of EI and is used to assess the ability of the business to cover base compensation and operating expenses from fee revenues other than performance revenues. FRE differs from income (loss) before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of EI and also adjusts EI to exclude net performance revenues, principal investment income (loss) from investments in Carlyle funds, equity-based compensation, net interest and certain general, administrative and other expenses when the timing of any future payment is uncertain. FRE is reported as part of Carlyle’s segment results.

•
Distributable Earnings or “DE,” is FRE plus realized net performance revenues, realized principal investment income (loss), and net interest and is used to assess performance and amounts potentially available for distribution from Carlyle Holdings to its unitholders. DE is intended to show the amount of net realized earnings without the effects of Consolidated Funds. DE is evaluated regularly by management in making resource deployment and compensation decisions across our four reportable segments. Management also uses DE in our budgeting, forecasting, and the overall management of our segments. DE is reported as part of Carlyle's segment results.

Income before provision for income taxes is the GAAP financial measure most comparable to Economic Income, Fee Related Earnings, and Distributable Earnings. Reconciliations of these non-GAAP financial measures to income before provision for income taxes are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP.

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Other Key Terms
“Assets under management” or “AUM” refers to the assets we manage or advise. Our AUM equals the sum of the following:
(a) the aggregate fair value of our carry funds and related co-investment vehicles, NGP management fee funds and separately managed accounts, plus the capital that Carlyle is entitled to call from investors in those funds and vehicles (including Carlyle commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;

(b)	the amount of aggregate collateral balance and principal cash at par or aggregate principal amount of the notes of our CLOs and other structured products (inclusive of all positions);

(c)	the net asset value (pre-redemptions and subscriptions) of our long/short credit, emerging markets, multi-product macroeconomic, fund of hedge funds vehicles, mutual fund and other hedge funds; and

(d)
the gross assets (including assets acquired with leverage) of our business development companies, plus the capital that Carlyle is entitled to call from investors in those vehicles pursuant to the terms of their capital commitments to those vehicles.

AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone Holdings L.L.C. (“Riverstone”) and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Carlyle’s calculation of AUM (but not Fee-Earning AUM) includes uncalled commitments to, and the fair value of invested capital in, investment funds from Carlyle and its personnel, regardless of whether such commitments or invested capital are subject to management fees or performance revenues.
“Available capital,” refers to the amount of capital commitments available to be called for investments, which may be reduced for equity invested that is funded via fund credit facility and expected to be called from investors at a later date, plus any additional assets/liabilities at the fund level other than active investments. Amounts previously called may be added back to available capital following certain distributions.
“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle.
“Carry funds” generally refers to closed-end investment vehicles, in which commitments are drawn down over a specified investment period, and in which the general partner receives a special residual allocation of income from limited partners, which we refer to as performance allocations, or carried interest, in the event that specified investment returns are achieved by the fund. Disclosures referring to carry funds will also include the impact of certain commitments which do not earn carried interest, but are either part of, or associated with our carry funds. The rate of carried interest, as well as the share of carried interest allocated to Carlyle, may vary across the carry fund platform. Carry funds generally include the following investment vehicles across our four business segments:

•	Corporate Private Equity (all): Buyout & growth funds advised by Carlyle

•
Real Assets: Real estate, power, infrastructure and energy funds advised by Carlyle, as well as those energy funds advised by NGP Capital Management in which Carlyle is entitled to receive a share of carried interest

•	Global Credit: Distressed credit, corporate mezzanine and energy credit funds, as well as certain closed-end credit funds advised by Carlyle

•
Investment Solutions: Funds and vehicles advised by AlpInvest Partners B.V. (“AlpInvest”) and Metropolitan Real Estate Equity Management, LLC (“Metropolitan), which include fund, secondary and co-investment strategies

Carry funds specifically exclude those funds advised by NGP Capital Management in which Carlyle is not entitled to receive a share of carried interest (or “NGP management fee funds”), collateralized loan obligation vehicles (CLOs), and business development companies.
“Catch-up management fees” refer to those amounts of management fees charged to fund investors in subsequent closings of a fund which apply to the time period between the fee initiation date and the subsequent closing date.

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“Distributable Earnings Attributable to Common Unitholders” refers to The Carlyle Group L.P.'s share of Distributable Earnings, After Taxes (other than corporate income taxes attributable to The Carlyle Group L.P.) and preferred unit distributions, net of corporate income taxes attributable to The Carlyle Group L.P. and amounts payable under the tax receivable agreement.
“Expired available capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining available capital, typically a result of either recycled distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the total AUM calculation.
“Fee earning assets under management” or “Fee earning AUM” refers to the assets we manage or advise from which we derive recurring fund management fees. Our Fee earning AUM is generally based on one of the following, once fees have been activated:

(a)
the amount of limited partner capital commitments, generally for carry funds where the original investment period has not expired, for AlpInvest carry funds during the commitment fee period and for Metropolitan carry funds during the weighted-average investment period of the underlying funds;

(b)
the remaining amount of limited partner invested capital at cost, generally for carry funds and certain co-investment vehicles where the original investment period has expired and Metropolitan carry funds after the expiration of the weighted-average investment period of the underlying funds;

(c)
the amount of aggregate fee-earning collateral balance at par of our collateralized loan obligations (“CLOs”), as defined in the fund indentures (typically exclusive of equities and defaulted positions) as of the quarterly cut-off date for each CLO;

(d)	the external investor portion of the net asset value of our hedge fund and fund of hedge funds vehicles (pre redemptions and subscriptions), as well as certain carry funds;

(e)	the gross assets (including assets acquired with leverage), excluding cash and cash equivalents of our business development companies and certain carry funds; and

(f)	the lower of cost or fair value of invested capital, generally for AlpInvest carry funds where the commitment fee period has expired and certain carry funds where the investment period has expired.

Fee Earning AUM includes certain energy and renewable resources carry funds that Carlyle jointly advises with Riverstone and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Fee Earning AUM includes only those assets which earn a material fee.
For most of our carry funds, total AUM includes the fair value of the capital invested, whereas Fee earning AUM includes the amount of capital commitments or the remaining amount of invested capital, depending on whether the original investment period for the fund has expired. As such, Fee earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.
“NGP management fee funds” refer to those funds advised by NGP Energy Capital Management (together with its affiliates and subsidiaries) from which we only receive management fees.
“Net accrued performance revenues” refers to the accrued performance allocations and incentive fees that are attributable to Carlyle’s unitholders. This balance is comprised of accrued performance allocations and incentive fees less: accrued giveback obligations, accrued performance allocations and incentive fee compensation, performance allocations and incentive fee-related tax obligations, and accrued performance allocations and incentive fees attributable to non-controlling interests. This balance also excludes net accrued performance allocations and incentive fees that have been realized but will be collected in subsequent periods.
“Net performance revenues” refers to the performance allocations and incentive fees from Carlyle funds and vehicles net of the portion allocated to Carlyle investment professionals (including related tax expense) which is reflected as performance revenues related compensation expense.

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“Performance revenues” consist principally of performance allocations (carried interest) from carry funds and incentive fees or allocations from certain Global Credit vehicles. Carlyle is generally entitled to a 20% allocation (or 10% to 20% on certain longer-dated carry funds as well as some external co-investment vehicles, or approximately 2% to 10% in the case of most of the Investment Solutions carry funds and vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns of generally 7% to 9% (or 4% to 7% for certain longer-dated carry funds) and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Performance allocations revenue, which is a component of investment income in Carlyle’s consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of the applicable funds’ investments above certain return hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to Carlyle pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date.
“Realized net performance revenues” refers to the realized performance allocations and incentive fees from Carlyle funds and vehicles net of the portion allocated to Carlyle investment professionals which is reflected as realized performance revenues related compensation expense, and any performance allocations and incentive fee-related tax obligations.
“VIE” refers to a variable interest entity, as that term is defined in Accounting Standards Codification Topic 810, Consolidation.

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